Exhibit 99.1

ORBCOMM COMPLETES CREDIT AGREEMENT

TO ACCESS UP TO $160 MILLION

Rochelle Park, NJ, October 6, 2014 – ORBCOMM Inc. (Nasdaq: ORBC), a global provider of Machine-to-Machine (M2M) solutions, today announced that it has entered into a multi-facility Credit Agreement providing up to $160 million with Macquarie Group (Macquarie). As part of the Credit Agreement, ORBCOMM will have access to a $70 million initial term loan facility, a revolving credit facility for up to $10 million as well as acquisition term loan facilities for up to $80 million for potential growth opportunities.

The initial term loan will be used to repay in full the Company’s $45 million, 9.50% fixed rate Senior Secured Notes due in 2018, and the balance will be available for general corporate purposes. The loan facilities have no scheduled principal amortization until the five-year maturity date and will carry an interest rate of LIBOR (floor of 100 basis points) plus a margin of 475 basis points.

“We continue to benefit from our enhanced credit profile to both improve our balance sheet and facilitate our growth strategy, which may include new services, product offerings, geographic distribution and potential acquisitions,” said Marc Eisenberg, Chief Executive Officer of ORBCOMM. “Our prudent capital structure and focus on accretive investments will ensure that we support our growth in a way that creates value for our shareholders.”

Raymond James advised ORBCOMM on the financing. Milbank, Tweed, Hadley & McCloy LLP acted as legal advisor to ORBCOMM.

For additional information, please refer to our SEC filing on Form 8-K dated October 6, 2014.

About ORBCOMM Inc.

ORBCOMM is a global provider of Machine-to-Machine (M2M) solutions. Its customers include Caterpillar Inc., Doosan Infracore America, Hitachi Construction Machinery, Hyundai Heavy Industries, I.D. Systems, Inc., Komatsu Ltd., Cartrack (Pty.) Ltd., and Volvo Construction Equipment, among other industry leaders. By means of a global network of low-earth orbit (LEO) satellites and accompanying ground infrastructure as well as our Tier One cellular partners, ORBCOMM’s low-cost and reliable two-way data communication services track, monitor and control mobile and fixed assets in our core markets: commercial transportation; heavy equipment; industrial fixed assets; marine; and homeland security.

ORBCOMM is an innovator and leading provider of tracking, monitoring and control services for the transportation market. Under its ReeferTrak®, GenTrakTM, GlobalTrak®, and CargoWatch® brands, the company provides customers with the ability to proactively monitor, manage and remotely control their cold chain and dry transport assets. Additionally, ORBCOMM provides Automatic Identification System (AIS) data services for vessel tracking and to improve maritime safety to government and commercial customers worldwide. ORBCOMM is headquartered in Rochelle Park, New Jersey and has its Innovation & Network Control Center in Sterling, Virginia. For more information, visit www.orbcomm.com.

About Macquarie Group

Macquarie Group (Macquarie) is a leading provider of banking, financing, advisory, investment and fund management services. Founded in 1969, Macquarie employs more than 13,900 people in 28 countries. Part of Macquarie’s Corporate and Asset Finance business, Macquarie Lending focuses on corporate and commercial real estate clients, and has provided more than $25 billion of new lending commitments to over 400 clients globally since 2009. Macquarie Lending’s expertise goes beyond traditional financing to adapt solutions to meet individual client needs. As a leading primary lender and acquirer of secondary loans across North America, Europe, and Australasia, Macquarie Lending has more than 80 experienced lending and investing professionals located in New York, Chicago, London and Sydney.

Forward-Looking Statements

Certain statements discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally relate to our plans, objectives and expectations for future events and include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Such forward-looking statements, including those concerning the Company’s expectations, are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from the results, projected, expected or implied by the forward-looking statements, some of which are beyond the Company’s control, that may cause the Company’s actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In addition, specific consideration should be given to various factors described in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2013, and other documents, on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise any forward-looking statements or cautionary factors, except as required by law.

Contacts

Investor Inquiries:	Financial Media:	Trade Media:
Robert Costantini	Chuck Burgess	Chelsey McGrogan
Chief Financial Officer	President	Account Manager
ORBCOMM Inc.	The Abernathy MacGregor Group	Hardman Group
703-433-6305	212-371-5999	330-285-1817
costantini.robert@orbcomm.com	clb@abmac.com	chelsey@hardmangrp.com